Exhibit 5.1
[Letterhead of Hunton & Williams LLP]
October 6, 2016

Board of Directors
Darden Restaurants, Inc.
1000 Darden Center Drive
Orlando, Florida 32837
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to Darden Restaurants, Inc., a Florida corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale by the Company from time to time of an indeterminate amount of its debt securities (the “Debt Securities”).
For purposes of this opinion we have examined the following:

(a)	the Articles of Incorporation, as amended, of the Company;

(b)	the Bylaws, as amended, of the Company;

(c)	resolutions of the Board of Directors of the Company adopted on September 29, 2016 (the “Resolutions”);

(d)
the Indenture dated as of January 1, 1996 (the “Indenture”) between the Company and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the “Trustee”); and

(e)	the Registration Statement, including the prospectus included therein, which provides that it will be supplemented in the future by one or more supplements to the Prospectus.

For purposes of the opinion expressed below, we have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof; (c) the legal capacity of natural persons; (d) the genuineness of all signatures; and (e) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). As to factual matters, we have relied upon the certificates of officers of the Company and upon certificates of public officials.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that when (a) the terms of any class or series of Debt Securities have been authorized by appropriate corporate action of the Company, (b) the Debt Securities have been issued and sold upon the terms and conditions set forth in the Resolutions or other proper action of the Board of Directors of the Company and the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (c) such Debt Securities have been duly executed and delivered by the

Company and authenticated by the Trustee in accordance with the applicable Indenture and the Company has received full payment therefor in accordance with the corporate authorization, then such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Debt Securities.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Validity of Debt Securities” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
We do not purport to express an opinion on any laws other than the laws of the State of New York and the federal laws of the United States of America.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinion expressed in this letter speaks only as of its date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP